NIKE, INC.
PERFORMANCE-BASED OPTION AGREEMENT
Pursuant to the Stock Incentive Plan (the “Plan”) of NIKE, Inc., an Oregon corporation (the “Company”), the Company grants to the individual listed below (the “Participant”) the right and the option (the “Option”) to purchase all or any part of the total shares (“Shares”) of the Company’s Class B Common Stock (the “Award”) granted per the terms and conditions of this agreement between the Company and the Participant (this “Agreement”). By accepting this Option grant, the Participant agrees to all of the terms and conditions of the Plan. Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.
1.Grant Terms.

Grant Terms	Grant Details
Participant	John J. Donahoe II
Type of Option
Shares
Grant Date	January 13, 2020
Exercise Price
Expiration Date	January 13, 2030

The Award will vest if the value of a Share increases by at least twenty percent, based on a 30-trading-day average closing price divided by the closing price of a Share on the Grant Date (the “Performance Metric”), subject to Participant’s continued employment through the applicable vesting date, as follows:

a)	if the Performance Metric is met on or prior to the first anniversary of the Grant Date, the Award will vest in three equal installments on each of the first three anniversaries of the Grant Date;

b)
if the Performance Metric is met after the first anniversary of the Grant Date, but on or prior to the second anniversary of the Grant Date, the one-third of the Award will vest immediately, one-third of the Award will vest on the second anniversary of the Grant Date and one-third of the Award will vest on the third anniversary of the Grant Date;

c)
if the Performance Metric is met after the second anniversary of the Grant Date, but on or prior to the third anniversary of the Grant Date, two-thirds of the Award will vest immediately and one-third will vest on the third anniversary of the Grant Date; and

d)	if the Performance Metric is met after the third anniversary of the Grant Date, but on or before the Expiration Date, then the entire Award will vest immediately.
2.    Termination of Employment or Service. Except as provided in this Section 2, the Option may not be exercised unless at the time of exercise the Participant is employed by or in the service of the Company and shall have been so employed or provided such service continuously since the Grant Date. For purposes of this Agreement, the Participant is considered to be employed by or in the service of the Company if the Participant is employed by or in the service of the Company or any parent or subsidiary corporation of the Company (an “Employer”). If the Participant’s employment or service with the Company terminates without Cause, as defined below, for any reason other than the reasons specified in the subsections below, the Option may be exercised at any time before the Expiration Date or the expiration of three (3) months after the date of termination (the “Cancellation Date”), whichever is the shorter period, but only if and to the extent the Participant was entitled to exercise the Option on the date of termination. To the extent that following termination of employment or service, the Option is not exercised within the applicable periods set forth in this Section 2, all further rights to purchase Shares pursuant to the Option shall terminate and be forfeited. For the avoidance of doubt, if the Company terminates the Participant’s employment or service with the Company for Cause, the Option, or any portion thereof, (whether vested or unvested) will immediately terminate and be forfeited.

a)
Death, Disability or Involuntary Termination. If (i) the Participant’s employment or service with the Company is terminated by the Company (or its successor) without Cause or (ii) the Participant’s employment or service with the Company terminates because of death or total disability (within the meaning of Section 22(e)(3) of the Code), (A) any vested portion of the Option will remain exercisable for the earlier to occur of (I) the Expiration Date and (II) the date that is four (4) years after the date of termination, (B) any unvested portion of the Option shall be deemed to have satisfied any continued employment requirement and (C) any unvested portion of the Option will continue to be eligible to vest relative to the Performance Metric in accordance with the schedule set forth in Section 1 for a period of two (2) years after the date of termination and become exercisable for the earlier to occur of (I) of Expiration Date and (II) the date that is four (4) years after the date of termination.

b)
Retirement. If the Participant’s employment or service with the Company terminates because of the Participant’s “retirement”, as defined below, (i) any vested portion of the Option will remain exercisable for the earlier to occur of (A) the Expiration Date and (B) the date that is four (4) years after the date of termination, and (ii) any unvested portion of the Option shall immediately terminate and be forfeited. As set forth in this Agreement, “retirement” applies when the Participant is at least sixty (60) years of age with five years of service with the Company, without respect to service as a member of the Board of Directors of the Company prior to the Grant Date.

c)
Absence on Leave. Absence on leave or on account of illness or disability under rules established by the committee of the Board of Directors of the Company appointed to administer the Plan (the “Committee”) shall not be deemed an interruption of employment or service.

d)
Change in Control. In the event of a Change in Control, treatment shall be pursuant to the terms provided in the Plan, provided that (i) the definition of “Cause” in the Plan shall be replaced with the definition of “Cause” provided in this Agreement, and (ii) notwithstanding the terms provided in the Plan, placing a Participant on paid leave for up to 90 days, pending the determination by the Committee, in its reasonable determination, of whether there is a basis for the Company to terminate the Participant’s employment for Cause, will not constitute “Good Reason”.

3.    Definition of “Cause”. For purposes of this Agreement, the Company will have “Cause” to terminate the Participant’s employment upon the Participant’s:

a)
conviction or plea of guilty or no contest to (i) any felony or (ii) a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion;

b)
willful conduct that is or may reasonably be expected to cause material financial or reputational harm to the Company (regardless of whether such conduct occurred during or prior to the Participant’s employment with the Company);

c)
continued failure to substantially perform the Participant’s duties that the Participant fails to remedy to the reasonable satisfaction of the Company within 30 days after written notice is delivered by the Company to the Participant that sets forth in reasonable detail the basis of the Participant’s failure to substantially perform the Participant’s duties;

d)	violation of the Company’s material policies (including, but not limited to, the Company’s policies pertaining to non-discrimination, anti-harassment and insider trading);

e)
(i) obstruction, (ii) attempts to influence, obstruct or impede or (iii) failure to materially cooperate with an investigation authorized by the Board of Directors of the Company, a self-regulatory organization empowered with self-regulatory responsibilities under federal or state laws or a governmental department or agency (an “Investigation”); or

f)
willful withholding, removal, concealment, destruction, alteration or falsification of any material which is requested in connection with an Investigation, or attempt to do so or solicitation of another to do so.

The Committee shall have the sole discretion to place a Participant on paid leave for up to 90 days, pending the determination by the Committee, in its reasonable determination, of whether there is a basis for the Company to terminate the Participant’s employment for Cause.

4.    Rights as a Shareholder. The Participant shall have no rights as a shareholder with respect to any Shares underlying the Option until the date the Participant becomes the holder of record of those Shares. No adjustment shall be made for dividends or other rights for which the record date occurs before the date the Participant becomes the holder of record.
5.    Clawback. The Company may require the Participant to deliver or otherwise repay to the Company the Option and any Shares or other amount or property that may be issued, delivered or paid in respect of the Option, as well as any consideration that may be received in respect of a sale or other disposition of any such Shares or property, as follows:

a)
If, during the period of the Participant’s employment or service with the Company or an Employer (the “Employment Period”) or at any time thereafter, the Participant has committed or engaged in a breach of confidentiality, or an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information of the Company or any of its subsidiaries or otherwise has breached any employee invention and secrecy agreement or similar agreement with the Company or any of its subsidiaries;

b)
If, during the Employment Period or at any time thereafter, the Participant has committed or engaged in an act of theft, embezzlement or fraud, breached any covenant not to compete or non-solicitation or non-disclosure agreement or similar agreement with the Company or any of its subsidiaries, or materially breached any other agreement to which the Participant is a party with the Company or any of its subsidiaries;

c)	Pursuant to any applicable securities, tax or stock exchange laws, rules or regulations relating to the recoupment or clawback of incentive compensation, as in effect from time to time;

d)
Pursuant to the NIKE, Inc. Policy for Recoupment of Incentive Compensation as approved by the Committee and in effect on the Grant Date, or such other policy for clawback or recoupment of incentive compensation as may subsequently be approved from time to time by the Committee; or

e)
If, during the Employment Period or the one (1) year period thereafter (the “Restriction Period”), the Participant, directly or indirectly, owns, manages, controls or participates in the ownership, management or control of, or becomes employed by, consults for or becomes connected in any manner with, any business engaged anywhere in the world in the athletic footwear, athletic apparel or sports equipment, sports electronics/technology and sports accessories business or any other business that directly competes with the then-current existing or reasonably anticipated business of the Company or any of its parent, subsidiaries or affiliated corporations (a “Competitor”). The Company has the option, in its sole discretion, to elect to waive all or a portion of the Restriction Period or to limit the definition of Competitor.

6.    Exercise of Option.

a)
Method of Exercise. Subject to Section 6(b), the Option may be exercised from time to time, to the extent then vested, only by notice in writing from the Participant to the Company, or a broker designated by the Company, of the Participant’s binding commitment to purchase Shares, specifying the number of Shares the

Participant desires to purchase under the Option and the date on which the Participant agrees to complete the transaction and, if required to comply with the U.S. Securities Act of 1933, as amended, containing a representation that it is the Participant’s intention to acquire the Shares for investment and not with a view to distribution (the “Exercise Notice”). On or before the date specified for completion of the purchase, the Participant must pay the Company the full exercise price of those Shares by any of the following methods at the election of the Participant: (a) cash payment by wire transfer; (b) delivery of an Exercise Notice, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds required to pay the full exercise price; (c) if allowed by the Committee, withholding by the Company of Shares otherwise issuable upon exercise; or (d) a combination of (a), (b) and/or (c). Unless the Committee determines otherwise, no Shares shall be issued upon exercise of the Option until full payment for the Shares has been made, including all taxes (as set forth in Section 8 below) that the Company and/or Employer have to withhold.

b)
Deemed Exercise. Notwithstanding Section 6(a), the Participant acknowledges that, except as otherwise determined by the Committee, any portion of the Option that has vested and is exercisable immediately prior to the Expiration Date or Cancellation Date shall be deemed to have been exercised by the Participant at such time, provided (i) the Participant has accepted the Option and this Agreement, (ii) the fair market value of one Share exceeds the exercise price per Share, and (iii) the Option remains outstanding on the last day of its full term. For the avoidance of doubt, the Option that terminates upon the Cancellation Date, shall be deemed to have remained outstanding on the last day of its full term for purposes of clause (iii) in the preceding sentence. In the event the Option is exercised pursuant to this Section 6(b), the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total exercise price and any withholding (as set forth in Section 8).

7.    Nontransferability. The Option is nonassignable and nontransferable by the Participant, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the Participant’s domicile at the time of death, and during the Participant’s lifetime, the Option is exercisable only by the Participant.
8.    Responsibility for Taxes. The Participant shall, immediately upon notification of the amount due, if any, pay to the Company by wire transfer, or irrevocably instruct a broker to pay from stock sales proceeds, amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of the Option or as a result of the disposition of Shares acquired pursuant to exercise of the Option) beyond any amount deposited before delivery of the Shares, the Participant shall pay such amount to the Company, by wire transfer, on demand. If the Participant fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the Participant, including salary, subject to applicable law.
9.    Changes in Capital Structure. If the outstanding Shares are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Committee in the number and kind of shares subject to the Option, and the exercise price for shares subject to the Option, so that the Participant’s proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustments made by the Committee shall be conclusive.
10.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
11.    Additional Company Provisions.

a)
Conditions on Obligations. The Company shall not be obligated to issue Shares upon exercise of the Option if the Company is advised by its legal counsel that such issuance would violate applicable U.S. or non-U.S. state or federal laws or regulations, including securities laws or exchange control regulations.

b)
Imposition of Other Requirements. The Company reserves the right to impose other requirements upon the Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

c)
Amendments. The Company may at any time amend this Agreement, provided that no amendment that adversely impacts the rights of the Participant under this Agreement may be made without the Participant’s written consent.

d)
Committee Determinations. The Participant agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee or other administrator of the Plan as to the provisions of the Plan or this Agreement or any questions arising thereunder or hereunder.

e)
Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

f)
Governing Law; Attorneys’ Fees. The Option grant and the provisions of this Agreement are governed by, and subject to, the laws of the State of Oregon. For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of, and agree that such litigation shall exclusively be conducted in, the courts of Washington County, Oregon or the United States District Court for the District of Oregon, where this grant is made and/or to be performed. In the event either party institutes litigation hereunder, the prevailing party shall be entitled to reasonable attorneys’ fees to be set by the trial court and, upon any appeal, the appellate court.

12.    Additional Participant Provisions.

a)
No Right to Employment or Service. Nothing in the Plan or this Agreement shall (i) confer upon the Participant any right to be continued in the employment of an Employer or interfere in any way with the Employer’s right to terminate the Participant’s employment at will at any time, for any reason, with or without Cause, or to decrease the Participant’s compensation or benefits, or (ii) confer upon the Participant any right to be retained or employed by the Employer or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Employer. The determination of whether to grant any option under the Plan is made by the Company in its sole discretion. The grant of the Option shall not confer upon the Participant any right to receive any additional option or other award under the Plan or otherwise.

b)
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

c)
Transfer of Rights and Benefits; Successors. This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the Company’s successors and assigns. Subject to the restrictions on transfer of this Agreement, this Agreement shall be binding upon the Participant’s heirs, executors, administrators, successors and assigns.

13.    Complete Agreement. This Agreement, including the Plan constitute the entire agreement between the Participant and the Company, both oral and written, concerning the matters addressed herein, except with regard to the imposition of other requirements as described under Section 11(b) above, and all prior agreements or representations concerning the matters addressed herein, whether written or oral, express or implied, are terminated and of no further effect.

NIKE, Inc.

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